UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2024

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2024, STRATA Skin Sciences, Inc. (the “Company”) entered into (a) the Amendment No. 4 to Credit and Security Agreement (the “Amendment”) among MidCap Financial Trust (“MidCap”), as administrative agent, and the lenders identified therein, which amended the Credit and Security Agreement, dated as of September 30, 2021, as amended January 10, 2022, September 6, 2022 and June 30, 2023 (as amended by the Amendment, the “MidCap Credit Agreement”), and (b) a second amended and restated letter agreement (the “Second Amended and Restated Fee Letter Agreement”) with MidCap, as agent.

In connection with the Amendment, the parties revised the applicable minimum net revenue threshold financial covenant are set at $29.0 million, $29.25 million, $29.5 million and $30.0 million for the periods ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, respectively, and as set forth in the Amendment thereafter.  Because the Company did not anticipate being in compliance with the applicable minimum net revenue financial threshold covenant for the period ended December 31, 2023 under the MidCap Credit Agreement, MidCap and the lenders in the Amendment, among other things, agreed to grant a limited waiver of the foregoing event that had occurred prior to the effectiveness of the Amendment and of any right the lenders may have to exercise any of their rights against the Company as a result.

Pursuant to the Second Amended and Restated Fee Letter Agreement, the Company agreed to pay MidCap, as administrative agent, the following fees: (a) an origination fee on September 30, 2021 in the amount of $40,000, which was fully earned and paid; (b) on the maturity date of the MidCap Credit Agreement or any earlier date on which the obligations thereunder become due and payable in full or are otherwise paid full (such date, the “Full Exit Fee Payment Date”), the Company shall pay an exit fee equal to (i) 4.0% of the total aggregate principal amount of Credit Extensions (as defined in the MidCap Credit Agreement) made pursuant to the MidCap Credit Agreement (regardless of any repayment or prepayment thereof) as of the Full Exit Fee Payment Date (such aggregate amount, the “Exit Fee Base Amount”), less (ii) any Partial Exit Fee (as defined below) previously paid; (c) on the date of any voluntary or mandatory partial prepayment of the borrowings under the MidCap Credit Agreement (or on the date such mandatory prepayment becomes due and payable) (each such date, a “Partial Exit Fee Payment Date”), the Company shall pay an exit fee equal to 4.0% of the principal amount of the credit facilities paid or prepaid (or required to be paid in the case of a mandatory prepayment) as of the Partial Exit Fee Payment Date (such amount, the “Partial Exit Fee”); (d) an origination fee on June 30, 2023 in the amount equal to the the Credit Extensions (as defined in the MidCap Credit Agreement) in respect of Credit Facility #2 (as defined in the MidCap Credit Agreement), multiplied by (ii) 0.50%, which has been paid and is non-refundable; and (e) an origination fee payable contemporaneously with funding Credit Facility #3 in an amount equal to (i) the Credit Extensions (as defined in the MidCap Credit Agreement) in respect of Credit Facility #3 (as defined in the MidCap Credit Agreement), multiplied by (ii) 0.50%.

The foregoing description of the Amendment, the MidCap Credit Agreement, and the Second Amended and Restated Fee Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such documents.  Copies of the Amendment, the MidCap Credit Agreement, and the Second Amended and Restated Fee Letter Agreement are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants set forth in the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement have been made only for the purposes of the Amendment, the MidCap Credit Agreement, and the Second Amended and Restated Fee Letter Agreement, respectively, and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Amendment, the MidCap Credit Agreement, and the Second Amended and Restated Fee Letter Agreement and information regarding the subject matter thereof may change after the date thereof. Accordingly, the Amendment, the MidCap Credit Agreement, and the Second Amended and Restated Fee Letter Agreement are included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date thereof or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Financing Agreements is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment No. 4 to Credit and Security Agreement, dated as of February 20, 204, among STRATA Skin Sciences, Inc., MidCap Financial Trust, as administrative agent, and the lenders identified therein.
10.2
Amendment No. 3 to Credit and Security Agreement, dated as of June 30, 2023, among STRATA Skin Sciences, Inc., MidCap Financial Trust, as administrative agent, and the lenders identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 30, 2023).

10.3
Credit and Security Agreement, dated as of September 30, 2021, as amended January 10, 2022, September 6, 2022 and June 30, 2023, among STRATA Skin Sciences, Inc., MidCap Financial Trust, as administrative agent, and the lenders identified therein (incorporated by reference to Exhibit A to Exhibit 10.2).

10.4	Letter agreement, dated as of February 20, 2024, between STRATA Skin Sciences, Inc. and MidCap Financial Trust, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: February 21, 2024	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer